Exhibit 99.1

bluebird bio Appoints Alison Finger as Chief Commercial Officer

Cambridge, Mass., February 14, 2018- bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic diseases and T cell-based immunotherapies for cancer, today appointed Alison Finger as chief commercial officer. In this role, Alison will be responsible for shaping and delivering an integrated global commercial strategy to make bluebird’s gene therapies broadly accessible to patients. Alison will oversee all commercial strategy and operations, access management, including pricing, reimbursement and health outcomes, as well as patient operations.

“Alison’s leadership in commercial planning and strategy has been a tremendous asset as we transition to a fully-integrated commercial-stage company,” said Nick Leschly, chief bluebird. “As bluebird continues to expand and anticipates regulatory filings for three programs in the next two years, Alison’s belief and commitment to our patient-driven mission, along with her outstanding commercial expertise, will help ensure our products find their way to patients who will potentially benefit from the transformational gene therapies we are developing.”

Alison has been promoted to chief commercial officer after joining bluebird as senior vice president, marketing and product launch in August of 2015. Prior to joining bluebird, she spent 21 years at Bristol-Myers Squibb (BMS). Alison began her tenure at BMS in consumer medicines before progressing to global leadership roles where she was responsible for launching global, regional and national brands in hematology/oncology, neurodegenerative diseases, hepatitis, HIV/AIDS, diabetes, rheumatoid arthritis, and migraine/pain. While at BMS, Alison was responsible for embedding marketing capabilities throughout the company as the executive sponsor for marketing excellence.

“It’s truly inspirational to see our science moving from the clinic to becoming potential therapies for patients and their families living with severe genetic diseases and cancer,” said Ms. Finger. “I look forward to continuing to work with our outstanding team on this next phase of exciting development and growth for bluebird.”

Alison is currently a member of the board of directors of the Alliance for Regenerative Medicine Foundation which fosters education and research to support the development of transformational treatments and cures for patients worldwide. She holds a Bachelor of Arts in English writing from Saint Lawrence University and a Master of Business Administration from the Fuqua School of Business at Duke University.

About bluebird bio, Inc.

With its lentiviral-based gene therapies, T cell immunotherapy expertise and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and cancer. bluebird bio's gene therapy clinical programs include its Lenti-D™ product candidate for the treatment of cerebral adrenoleukodystrophy, and its LentiGlobin® product candidate for the treatment of transfusion-dependent β-thalassemia, also known as β-thalassemia major, and severe sickle cell disease.  bluebird bio's oncology pipeline is built upon the company's leadership in lentiviral gene delivery and T cell engineering, with a focus on developing novel T cell-based immunotherapies, including chimeric antigen receptor (CAR T) and T cell receptor (TCR) therapies. bluebird bio's lead oncology programs, bb2121 and bb21217, are anti-BCMA CAR T programs partnered with Celgene. bluebird bio also has discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies with the potential for use across the company's pipeline.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, Durham, North Carolina and Zug, Switzerland.

LentiGlobin and Lenti-D are trademarks of bluebird bio, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of potential regulatory approval and commercial launch of the Company’s product candidates. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the preliminary results from our clinical trials will not continue or be repeated in our ongoing clinical trials, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in our clinical studies, risks that the current or planned clinical trials of the LentiGlobin drug product will be insufficient to support regulatory submissions or marketing approval in the United States and European Union, the risk that our collaborations, including the collaboration with Celgene, will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed, approved or commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our annual report on Form 10-K and our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Contact:

bluebird bio, Inc.

Media:

Stephanie Fagan, 201-572-9581

sfagan@bluebirdbio.com

or

Investors:

Elizabeth Pingpank, 617-914-8736

epingpank@bluebirdbio.com